EX-10.6

Transition Services Agreement

                                                                    EXHIBIT 10.6

                         TRANSITION SERVICES AGREEMENT

          TRANSITION SERVICES AGREEMENT, dated as of December 23, 2004, by and between Cooper Tire & Rubber Company, a Delaware corporation (together with any of its subsidiaries providing services hereunder, "SELLER"), and CSA Acquisition
Corp., a Delaware corporation (together with any of its subsidiaries receiving services hereunder, "BUYER"). Seller and Buyer are sometimes hereinafter collectively referred to as the "PARTIES."

                                   WITNESSETH:

          WHEREAS, Seller and Buyer are parties to a Stock Purchase Agreement, dated as of September 16, 2004, as amended on December 3, 2004 (the "PURCHASE
AGREEMENT"), relating to the sale by Seller and the other seller party thereto, and the purchase by Buyer, of shares of capital stock and other equity interests in the Sold Companies referred to in the Purchase Agreement;

          WHEREAS, Buyer desires to have Seller provide certain services to the
Buyer on an interim basis from time to time during the term of this Agreement, and Seller desires to provide such services in order to facilitate the transactions contemplated by the Purchase Agreement; and

          WHEREAS, the Purchase Agreement provides that, in connection with the consummation of the transactions contemplated thereby, the Parties will enter into this Agreement;

          NOW, THEREFORE, the Parties, in consideration of the premises and the mutual covenants contained herein, hereby agree as follows:

                              ARTICLE I DEFINITIONS

          SECTION 1.1. Defined Terms. For the purposes of this Agreement, (a)
unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Purchase Agreement and (b) the following terms have the meanings hereinafter specified:

          "AGREEMENT" means this Agreement, including the Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "BUYER" has the meaning set forth in the introductory paragraph hereof.

          "PARTIES" has the meaning set forth in the introductory paragraph hereof.

          "PURCHASE AGREEMENT" has the meaning set forth in the recitals hereto.

          "SELLER" has the meaning set forth in the introductory paragraph hereof.

          "SERVICE" or "SERVICES" means those services listed and described on
Schedules to this Agreement.

          SECTION 1.2. Interpretation; Exhibits and Schedules. When a reference is made in this Agreement to a Section or a Schedule, such reference is to a
Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof,"
"herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this
Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented. References to a
Person are also to its permitted successors and assigns and, in the case of an individual, to his heirs and estate, as applicable.

                    ARTICLE II AGREEMENT TO PROVIDE SERVICES

          SECTION 2.1. Provision of Services. Seller shall provide the Services to Buyer in a timely manner in accordance with any time schedule set forth in the Schedules to this Agreement (it being understood that Services rendered for any particular month will include the preparation and delivery of any required reports, filings or other work related to such month even though performed after the end of the particular month in question). Each Service will be provided for the fee set forth for such Service on the Schedules to this Agreement. The prices set forth on the Schedules to this Agreement do not include Seller's reimbursable expenses, including, without limitation, travel, reproduction or special shipping or delivery charges. The Buyer shall reimburse Seller for all such reasonable out-of-pocket expenses incurred by Seller in connection with providing the Services provided that there is a prior agreement on the need for such costs to be incurred. Mileage for personal car use shall be reimbursed at the maximum allowed pursuant to the U.S. Internal Revenue Service guidelines.
Seller represents that the fees and expenses charged to Buyer for the services provided through the termination date listed on the Schedules do not include any profit to Seller. In addition, it is understood that (i) Seller will not be required to use its own funds for any third party-provided service or any payment obligation of Buyer and (ii) Buyer will be responsible to provide Seller with the funds for each such Service and shall be solely responsible for the payment of any additional license fees, royalties and other payments and fees due under any license agreement or other agreement relating to intellectual property (including software) necessary to perform the Services for the Buyer;
provided that such third party-provided services and payments and fees were approved in writing by Buyer prior thereto. Any delay in obtaining such consent from Buyer will not be a breach of this Agreement by Seller. In every case, all of the Services will be provided in accordance with the terms, limitations and conditions set forth herein and on the Schedules to this Agreement.

          SECTION 2.2. Access. Buyer shall make available on a timely basis to
Seller all information and materials reasonably requested by Seller to enable it to provide the Services. Buyer shall give Seller reasonable access, during regular business hours and at such other times

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as are reasonably required, to the premises of the Sold Companies and
Subsidiaries for the purposes of providing Services.

          SECTION 2.3. Books and Records. Seller shall keep books and records of the Services provided and reasonable supporting documentation of all charges and expenses incurred in connection with providing such Services and shall produce written records that verify the dates and times during which the Services were performed. Seller shall make such books and records available to Buyer, upon reasonable notice, during normal business hours.

              ARTICLE III SERVICES; PAYMENT; INDEPENDENT CONTRACTOR

          SECTION 3.1. Service Quality.

          (a) Unless otherwise agreed in writing by the Parties, the Services will be performed by Seller for Buyer in a manner that is substantially consistent with the manner in which such Services were generally performed by
Seller for the Business prior to the date of this Agreement, and Buyer shall use such Services for substantially the same purpose and in substantially the same manner as the Business had used such Services prior to the date hereof. Seller shall exercise the same degree of skill and care in rendering or providing the
Services pursuant to this Agreement as the Seller has exercised in the past in rendering or providing such services to the Business and as Seller exercises in performing such services in its own business. Seller shall act under this
Agreement solely as an independent contractor and not as an agent of Buyer. All employees and representatives providing the Services will be under the direction, control and supervision of Seller (and not of Buyer), and Seller will have the sole right to exercise all authority with respect to such employees and representatives and in no event will such employees and representatives be deemed to be employees or agents of Buyer. All persons employed by Seller in the performance of the obligations of Seller hereunder shall be the sole responsibility of Seller and the Buyer shall have no obligation or responsibility with respect thereto.

          (b) Seller will have the right to shut down temporarily for maintenance purposes the operation of the facilities providing any Service whenever in its judgment, reasonably exercised, such action is necessary. In the event maintenance is nonscheduled, Seller shall notify Buyer as much in advance as reasonably practicable that maintenance is required. Unless not feasible under the circumstances, this notice will be given in writing. Where written notice is not feasible, Seller shall give prompt oral notice, which notice will be promptly confirmed in writing by Seller and Buyer. Seller will be relieved of its obligations to provide Services during the period that its facilities are so shut down but shall use reasonable efforts to minimize each period of shutdown for such purpose and to schedule such shutdown so as not to inconvenience or disrupt the conduct of the Business by Buyer.

          SECTION 3.2. Payment. Statements will be rendered each month by Seller to Buyer for Services delivered during the preceding month. Each such statement will set forth in reasonable detail a description of such Services and the amounts charged therefor and will be payable thirty (30) days following the receipt by Buyer of such bill. Any amount not paid within such period, unless such amount is being challenged in good faith, will be subject to late charges for each month or portion thereof the statement is overdue, calculated as the lesser of (a) the then

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current "Prime Rate" as reported by The Wall Street Journal in its column entitled "Money Rates," plus 3%, and (b) the maximum rate allowed by applicable law.

          SECTION 3.3. Disclaimer of Warranty. EXCEPT AS EXPRESSLY SET FORTH IN
THIS AGREEMENT OR IN THE SCHEDULES, THE SERVICES TO BE PURCHASED UNDER THIS
AGREEMENT ARE FURNISHED WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED,
INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.
SELLER DOES NOT MAKE ANY WARRANTY THAT ANY SERVICE COMPLIES WITH ANY LAW,
DOMESTIC OR FOREIGN.

          SECTION 3.4. Taxes. The amounts set forth for each Service on the
Schedules to this Agreement do not include any Taxes. Any Taxes required to be charged by Seller under applicable Law are in addition to the amounts to be paid by Buyer hereunder for the Services.

          SECTION 3.5. Uses of Services. Seller will be required to provide
Services only to Buyer in connection with the Buyer's operation of the Business.
Buyer shall not resell any Services to any Person whatsoever or permit the use of the Services by any Person other than in connection with the operation of the
Business in the ordinary course by Buyer and its subsidiaries.

                           ARTICLE IV TERM OF SERVICES

          The provision of Services will commence on the Closing Date and will terminate on the date indicated on the Schedules to this Agreement; provided, however, that Buyer may cancel any Service upon 30 days' written notice of cancellation to Seller. Upon termination of any Services pursuant to this
ARTICLE IV, except as set forth in SECTION 7.3, Buyer's obligation to pay Seller for such Services will cease.

                             ARTICLE V FORCE MAJEURE

          Seller shall not be deemed to be in default of this Agreement for any interruption, delay or failure to perform any obligation under this Agreement when such interruption, delay or failure results from causes beyond its reasonable control, including, but not limited to, any strikes, lockouts or other labor difficulties, acts of any government, riot, insurrection, acts of terrorism, war or other hostilities, embargo, fuel or energy shortage, fire, flood, acts of God, wrecks or transportation delays, or inability to obtain necessary labor, materials or utilities. In any such event, Seller shall not be deemed to be in default of this Agreement by reason of its nonperformance of its obligations hereunder to the extent due to such force majeure event. Seller will promptly notify Buyer in writing upon learning of the occurrence of such event of force majeure. Upon the cessation of the force majeure event, Seller will use reasonable efforts to resume its performance with the least possible delay.

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                             ARTICLE VI LIABILITIES

          SECTION 6.1. Consequential and Other Damages. Seller will not be liable, whether in contract, in tort (including negligence and strict liability), or otherwise, for any special, indirect, incidental or consequential damages whatsoever which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or the provision of or failure to provide any Service hereunder, including, but not limited to, loss of profits, business interruptions and claims of customers.

          SECTION 6.2. Limitation of Liability. The liability of Seller with respect to this Agreement or in connection with the performance, delivery or provision of any Service provided under this Agreement shall be limited to the
Damages of Buyer arising from Seller's willful misconduct, bad faith or negligence; provided that in no event shall the liability exceed the fees previously paid to Seller by Buyer in respect of the Service from which such liability flows.

          SECTION 6.3. Indemnity. Buyer agrees to indemnify and hold harmless the Seller, its employees, agents, officers, directors, stockholders and
Affiliates from any and all claims, demands, complaints, liabilities, losses, damages and all costs and expenses (including legal fees) (collectively,
"DAMAGES") arising from or relating to the use of any Service by Buyer or any
Person using such Service (including but not limited to Damages for injury or death to Persons or damage to property) to the extent not arising from the willful misconduct, bad faith or negligence of Seller. Seller represents and warrants that it has all necessary right and authority to provide the Services to Buyer hereunder.

                             ARTICLE VII TERMINATION

          SECTION 7.1. Termination. This Agreement will terminate on the earliest to occur of (a) the latest date on which any Service is to be provided as indicated on the Schedules to this Agreement, (b) the date on which the provision of all Services has terminated or been canceled pursuant to ARTICLE
IV, and (c) the date on which this Agreement is terminated pursuant to SECTION
7.2.

          SECTION 7.2. Breach of Agreement. If either Party shall cause or suffer to exist any material breach of any of its obligations under this
Agreement (including late payment of amounts due hereunder) and said Party does not cure such material breach within thirty (30) days after receiving written notice thereof from the nonbreaching Party, the nonbreaching Party may terminate this Agreement, including the provision of Services pursuant hereto, immediately by providing written notice of termination. The failure of a Party to exercise its rights hereunder with respect to a material breach by the other Party will not be construed as a waiver of such rights nor prevent such Party from subsequently asserting such rights with regard to the same or similar defaults.

          SECTION 7.3. Sums Due. In the event of a termination of this
Agreement, Seller shall be entitled to all outstanding amounts due from Buyer for the provision of Services rendered prior to the date of termination.

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          SECTION 7.4. Effect of Termination. ARTICLE VI, SECTION 7.3, ARTICLE
VIII and this SECTION 7.4 will survive any termination of this Agreement.

                           ARTICLE VIII MISCELLANEOUS

          SECTION 8.1. Notices.

          (a) Any notice, demand, or communication required or permitted to be given by any provision of this Agreement will be deemed to have been sufficiently given or served for all purposes if (i) personally delivered, (ii)
sent by a nationally recognized courier service to the recipient at the address below indicated, (iii) sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) delivered by facsimile with confirmation of receipt:

          If to Seller:

               Cooper Tire & Rubber Company
               701 Lima Avenue
               Findlay, Ohio 45840
               Attn: James E. Kline
               Telephone: (419) 427-4757
               Telecopy: (419) 420-6052

          With a copy to:

               Jones Day
               North Point
               901 Lakeside Avenue
               Cleveland, Ohio 44114
               Attn: Charles W. Hardin, Jr.
               Telephone: (216) 583-3939
               Telecopy: (216) 579-0212

          If to Buyer:

               CSA Acquisition Corp.
               c/o The Cypress Group L.L.C.
               65 East 55th Street
               New York, New York 10022
               Attn: David P. Spalding
               Telephone: (212) 705-0150
               Telecopy: (212) 705-0199

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          and  c/o GS Capital Partners 2000, L.P.
               85 Broad Street
               New York, New York  10004
               Attn: Gerald Cardinale
               Telephone: (212) 902-1000
               Telecopy: (212) 357-5505

          With a copy to:

               Simpson Thacher & Bartlett LLP
               425 Lexington Avenue
               New York, New York 10017
               Attn: Gary I. Horowitz
               Telephone: (212) 455-2000
               Telecopy: (212) 455-2502

          and  Fried, Frank, Harris, Shriver & Jacobson LLP
               One New York Plaza
               New York, New York 10004
               Attn: Steven J. Steinman
               Telephone: (212) 859-8000
               Telecopy: (212) 859-4000

or to such other address as any Party may, from time to time, designate in a written notice given in like manner.

          (b) Except as otherwise provided herein, any notice under this
Agreement will be deemed to have been given (i) on the date such notice is personally delivered or delivered by facsimile, (ii) the next succeeding
Business Day after the date such notice is delivered to the overnight courier service if sent by overnight courier, or (iii) five (5) Business Days after the date such notice is sent by registered or certified mail; provided, however, that in each case notices received after 4:00 p.m. (local time of the recipient)
will be deemed to have been duly given on the next Business Day.

          SECTION 8.2. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and each of which will be deemed an original.

          SECTION 8.3. Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

          SECTION 8.4. Headings. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

          SECTION 8.5. Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent

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of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

          SECTION 8.6. Consent to Jurisdiction; Waiver of Jury Trial. Each of
the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and of the United States District Court for the District
of Delaware, for the purposes of any proceeding arising out of this Agreement.
Each of the Parties irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such proceeding. Each of the Parties further agrees that service of any process, summons, notice or document to such Party's respective address listed above in one of the manners set forth in SECTION 8.1 will be deemed in every respect effective service of process in any such proceeding, and waives any objection it might otherwise have to service of process under Law. Nothing herein will affect the right of any Person to serve process in any other manner permitted by Law. The Parties hereby irrevocably and unconditionally waive trial by jury in any proceeding relating to this Agreement and for any counterclaim with respect thereto.

          SECTION 8.7. Governing Law. This Agreement will be construed under and governed by the Laws of the State of Delaware applicable to contracts made and to be performed in that State.

          SECTION 8.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Party; provided that (a) Buyer may assign any of its rights and obligations under this Agreement to one or more of its wholly owned subsidiaries; provided, further, that no assignment by Buyer to any such subsidiary will in any way affect Seller's rights or relieve Buyer of any of its obligations under this Agreement, and (ii) Seller may delegate performance of all or any part of its obligations under this Agreement to (x) any subsidiary of
Seller or (y) one or more third parties to the extent such third parties are routinely used to provide such Services to other businesses of the Seller and its Affiliates; provided, further, that no such delegation by Seller to any such subsidiary or third party will in any way affect Buyer's rights or relieve
Seller of any of its obligations under this Agreement. Any purported assignment in violation of this SECTION 8.8 will be void.

          SECTION 8.9. No Third Party Beneficiaries. Nothing herein expressed or implied is intended or will be construed to confer upon or give to any Person, other than the Parties and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

          SECTION 8.10. Amendment. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the Parties and specifically referencing this Agreement.

          SECTION 8.11. Waiver. Any of the terms or conditions of this Agreement that may be lawfully waived may be waived in writing at any time by the Party that is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any Party will be binding only if set forth in an instrument in writing signed on behalf of such Party. No failure to

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enforce any provision of this Agreement will be deemed to or will constitute a waiver of such provision and no waiver of any of the provisions of this
Agreement will be deemed to or will constitute a waiver of any other provision hereof (whether or not similar) nor will such waiver constitute a continuing waiver.

          SECTION 8.12. Confidentiality; Security; Title to Data.

          (a) Each of the Parties agrees that any confidential information of the other Party received in the course of performance under this Agreement shall be kept strictly confidential by the Parties, except that Seller may disclose such information for the purpose of providing Services pursuant to this
Agreement to any subsidiary of Seller or to third parties that provide such
Services; provided that any such third party has agreed in writing to be bound by this SECTION 8.12. Upon the termination of this Agreement, each Party shall return to the other Party or destroy all of such other Party's confidential information.

          (b) Buyer acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any firmware or software, and the licenses therefor that are owned by Seller by reason of
Seller's provision of the Services provided hereunder; provided, that the foregoing will not affect any rights of Buyer under the Purchase Agreement.

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          IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer, in each case as of the date first above written.

                                        COOPER TIRE & RUBBER COMPANY

                                        By: /s/ Philip G. Weaver
                                            ------------------------------------
                                            Name: Philip G. Weaver
                                            Title: Vice President and Chief
                                                   Financial Officer

                                        CSA ACQUISITION CORP.

                                        By: /s/ Allen J. Campbell
                                            ------------------------------------
                                            Name: Allen J. Campbell
                                            Title: Vice President